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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 300,000 shares of common stock under the 1996 Employee Stock Purchase Plan of Millennium Pharmaceuticals, Inc. of our report dated February 9, 1999, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and our report dated March 18, 1999 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             Ernst & Young LLP

Boston, Massachusetts
July 29, 1999




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